                                                                       Exhibit 5

                                                   4801 MAIN STREET, SUITE 1000
                                                   KANSAS CITY, MO 64112
                                                   (816) 983-8000
                                                   FAX (816) 983-8080

November 7, 2008

Blue Valley Ban Corp.
11935 Riley
Overland Park, KS  66225-6128

Ladies and Gentlemen:

         As  counsel  for Blue  Valley  Ban  Corp.,  a Kansas  corporation  (the
"Company"), we have been requested to render this opinion in connection with the
preparation   and  filing  of  a   Registration   Statement  on  Form  S-1  (the
"Registration  Statement")  with the Securities and Exchange  Commission for the
purposes  of  registering   under  the  Securities  Act  of  1933,  as  amended,
nontransferable  subscription rights to be issued to the Company's  stockholders as of November 10, 2008 (the  "Subscription  Rights") to purchase  shares of the
Company's common stock, par value $1.00 per share (the "Common Stock"), and also registering  the Common  Stock  purchasable  upon  exercise of the  Subscription
Rights.

         In connection  with the  foregoing,  we have  examined such  documents, corporate  records  and  other  instruments  as  we  have  deemed  necessary  or appropriate  in  connection  with this  opinion.  Based upon the  foregoing  and subject to compliance with the process set forth in the  Registration  Statement for exercise of the Subscription  Rights,  we are of the opinion that the Common
Stock,  when offered,  sold and issued,  will be validly issued,  fully paid and non-assessable.

         We  consent to the  reference  to our firm  wherever  it appears in the
Registration Statement or the prospectus  constituting a part thereof and to the filing of this opinion as an exhibit to the Registration Statement.

                                                 Very truly yours,

                                                 /s/ Husch Blackwell Sanders LLP

                                                 Husch Blackwell Sanders LLP